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                        [JENKENS & GILCHRIST LETTERHEAD]


                                January 15, 1998


FelCor Suites Limited Partnership
545 E. John Carpenter Frwy., Suite 1300
Irving, Texas 75062


         RE: MATERIAL FEDERAL INCOME TAX CONSEQUENCES ANTICIPATED TO RESULT FROM CERTAIN TRANSACTIONS BETWEEN FELCOR SUITES LIMITED PARTNERSHIP ("REGISTRANT") AND HOLDERS OF ITS 7 3/8% SENIOR NOTES DUE 2004 AND HOLDERS OF ITS 7 5/8% SENIOR NOTES DUE 2007.

Gentlemen:

         Registrant filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement (the "REGISTRATION STATEMENT") on January 15, 1998, on Form S-4 under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Such Registration Statement has been subsequently amended. The Registration Statement was filed in connection with the issuance of $175,000,000 of 7 3/8% Senior Notes Due 2004 and $125,000,000 of 7 5/8% Senior
Notes Due 2007 of the Registrant ("NEW NOTES") pursuant to an offer to exchange (the "EXCHANGE OFFER") the New Notes for $175,000,000 of 7 3/8% Senior Notes Due 2004 and $125,000,000 of 7 5/8% Senior Notes Due 2007 of the Registrant ("OLD NOTES"). Except as otherwise indicated, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

         Jenkens & Gilchrist, a Professional Corporation (the "FIRM"), has acted as counsel to Registrant in connection with the Exchange Offer. You have requested the opinion set forth below regarding the disclosure in the Registration Statement under the caption "United States Federal Income Tax Consequences." Section I of this letter (the "OPINION LETTER") contains the Firm's opinion. Section II of this Opinion Letter contains limitations on the opinion.


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FelCor Suites Limited Partnership
January 15, 1998
Page 2


                                   I. OPINION

         We have reviewed all authorities as of the date hereof relevant to the discussion of the material federal income tax consequences of the Exchange Offer described in the Registration Statement under the caption "United States Federal Income Tax Consequences." Based upon our analysis of the foregoing authorities and subject to the limitations set forth in Section II, the Firm is of the opinion that the disclosures contained in the section of the Registration Statement entitled "United States Federal Income Tax Consequences" are accurate in all material respects and address fairly the material federal income tax considerations of the Exchange Offer discussed therein.

                                 II. LIMITATIONS

         1. Except as otherwise indicated, the opinion set forth in Section I is based upon the Internal Revenue Code of 1986, as amended, and its legislative history, the regulations promulgated thereunder, judicial decisions and current administrative rulings and practices of the Internal Revenue Service ("IRS"), all as in effect on the date of this Opinion Letter. These authorities may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter the conclusions reached in this Opinion Letter. There is no assurance that legislative history, judicial or administrative changes will not occur to reflect any developments that may occur after the date of this Opinion Letter.

         2. The opinion set forth in Section I is not binding on the IRS or the courts and is dependent upon and specifically conditioned on the accuracy of the representations contained in the Certificates signed by an officer of Registrant and attached hereto as Exhibit "A". The Firm has relied upon these representations and any inaccuracy in the representations could adversely affect the opinion stated in Section I.

         3. In connection with this opinion, the Firm has examined and is familiar with originals or copies, certified or otherwise identified, of such documents and records and such statutes, regulations and other instruments as it deemed necessary or advisable for the purposes of this opinion, including the Registration Statement. The Firm has assumed that all signatures on all documents presented to it are genuine, that all documents submitted to it as originals are accurate original thereof, that all information submitted to it was accurate and complete, and that all persons executing and delivering original or copies of documents examined by it were competent to execute and deliver such documents. Additionally, we have assumed that all transactions detailed in the Registration Statement will be completed in the manner described therein.


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FelCor Suites Limited Partnership
January 15, 1998
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         4. The Firm is expressing its opinion only as to those matters expressly set forth in Section I. No opinion should be inferred as to any other matters.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                              Respectfully submitted,

                                              Jenkens & Gilchrist,
                                              A Professional Corporation



                                              By: /s/ PATRICK MITCHELL
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